The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-273678
Subject to Completion, dated May 5, 2026
Preliminary Prospectus Supplement
(To Prospectus dated August 4, 2023)
Booking Holdings Inc.
$      % Senior Notes due 20
We are offering $      aggregate principal amount of our     % Senior Notes due 20   (the “notes”). The notes will bear interest at a rate of      % per annum, payable semi-annually in arrears on        and        of each year, beginning           , 2026, and will mature on           , 20  .
At our option, we may redeem some or all of the notes prior to the Par Call Date at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus a specified “make-whole” premium described under “Description of Notes — Optional Redemption.” We may also redeem some or all of the notes on or after the Par Call Date at 100% of the principal amount of the notes, plus accrued and unpaid interest, if any. See “Description of Notes — Optional Redemption.” The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with our existing and future unsecured indebtedness that is not so subordinated; effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. See “Description of Notes — Ranking.” The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
Investing in the notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
	Per Note	Total
Price to the public(1)	%	$
Underwriting discount	%	$
Proceeds to us (before expenses)(1)	%	$

(1)
Plus accrued interest, if any, from           , 2026.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the notes is expected to be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment therefor on or about            , 2026.
Joint Book-Running Managers
Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan
BNP PARIBAS	BofA Securities	HSBC	Santander
TD Securities	US Bancorp	Standard Chartered Bank
Co-Manager
ICBC Standard Bank
Prospectus Supplement dated           , 2026

Prospectus Supplement
Prospectus
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting — Sales Outside the United States.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, provides more general information about us and our debt securities and capital stock. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
We are only responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since these dates.
Unless we otherwise specify, when used in this prospectus supplement, the terms “Booking,” “we,” “our,” “the Company,” and “us” refer to Booking Holdings Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The statements contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and conditions and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on pages S-5 to S-6 of this prospectus supplement and in the documents incorporated or deemed incorporated herein by reference. Therefore, actual results could differ materially from those expressed, implied, or forecast in any such forward-looking statements.
Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Our actual results could differ materially from those described in the forward-looking statements for various reasons including the risks we face, which are more fully described under “Risk Factors” in this prospectus supplement and under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:
•
the conflict in the Middle East;

•
adverse changes in market conditions for travel services;

•
the effects of competition;

•
our ability to successfully manage growth and expand our global business;

•
adverse changes in third-party relationships;

•
our performance marketing efficiency and the effectiveness of our marketing efforts;

•
our ability to respond to and keep up with rapid technological or other market changes;

•
the development and use of generative artificial intelligence;

•
our ability to attract and retain qualified personnel;

•
impacts of impairments and changes in accounting estimates;

•
operational and technological infrastructure risks;

•
data privacy and cyberattack risks;

•
IT systems-related failures or security breaches;

•
risks related to exposure to additional tax liabilities and maintaining tax benefits;

•
legal and regulatory risks;

•
risks associated with the facilitation of payments;

•
fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies and jurisdictions;

•
risks of increased debt levels and stock price volatility; and

•
success of investments and acquisitions.

Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, carefully review the annual, quarterly, and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

S-iii

SUMMARY
This summary highlights information from this prospectus supplement and may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section entitled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the notes is appropriate for you.
Our Business
Our mission is to make it easier for everyone to experience the world. We aim to provide consumers with a best-in-class experience with tailored planning, payment, language, and other options seamlessly connecting them with our travel service provider partners. We offer these services through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK, and OpenTable:
	Accommodations	Ground Transportation	Flights	Activities	Restaurants	Meta Search
Booking.com
Priceline
Agoda
KAYAK
OpenTable
We derive substantially all of our revenues from providing online travel reservation services, which facilitate online travel purchases by travelers from travel service providers (which we generally refer to as “consumers” and “partners,” respectively). We also earn revenues from payment facilitation, advertising, restaurant reservation and management services, travel-related insurance offerings, and other services.
For the year ended December 31, 2025 and the three months ended March 31, 2026, we had revenues of $26.9 billion and $5.5 billion, respectively, which we classify as “merchant” revenues, “agency” revenues, and “advertising and other” revenues.
•
Merchant revenues are derived from transactions where we facilitate payments from travelers for the services provided, generally at the time of booking. Merchant revenues include travel reservation commissions and transaction net revenues, which is the amount charged to travelers, including the contra-revenue impact of merchandising, less the amount owed to travel service providers; revenues from facilitation of payments such as credit card processing rebates and customer processing fees; and ancillary fees, including travel-related insurance revenues. The majority of our merchant revenue is from Booking.com’s accommodation reservations.

•
Agency revenues are derived from travel-related transactions where we do not facilitate payments from travelers for the services provided, and consist almost entirely of travel reservation commissions from Booking.com’s accommodation reservations.

•
Advertising and other revenues are derived primarily from (a) revenues earned by KAYAK for sending referrals to partners and for advertising placements, (b) revenues earned by OpenTable for its restaurant reservation services and subscription fees for restaurant management services, and (c) revenues earned by our other brands for advertising placements on their platforms.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BKNG.” Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

The Offering
The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer only to Booking Holdings Inc. and not to its consolidated subsidiaries.
Issuer
Booking Holdings Inc.
Securities Offered
$      aggregate principal amount of notes.
Interest and Interest Payment Dates
Interest on the notes will be payable semi-annually in arrears on          and          of each year, commencing              , 2026. The notes will bear interest at a rate of      % per annum. Interest will accrue from         , 2026.
Maturity
The notes will mature on               , 20  .
Ranking
The notes will be our general senior unsecured obligations, ranking:
•
equal in right of payment with our other senior unsecured indebtedness;

•
senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;

•
structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries; and

•
effectively subordinated to any secured indebtedness of ours to the extent of the value of the assets securing such indebtedness.

As of March 31, 2026, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $17.5 billion.
Use of Proceeds
We intend to use the net proceeds of this offering, together with the net proceeds from the Euro Notes Offering (as defined herein), for general corporate purposes, including to repurchase shares of our common stock and for the redemption or repayment of indebtedness. See “Use of Proceeds.”
Optional Redemption
The notes will be redeemable in whole or in part by us prior to the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, plus a specified “make-whole” premium described under “Description of Notes — Optional Redemption.”
The notes will also be redeemable in whole or in part by us on or after the Par Call Date at 100% of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Further Issuances
We may, without the consent of the holders, issue additional notes under the indenture in the future with the same terms (except for the issue date, price to public and, if applicable, the initial interest payment date) and with the same CUSIP number as the other notes in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the other notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
Concurrent Euro Notes Offering
Prior to the commencement of this offering, we launched a concurrent offering of €      aggregate principal amount of        % senior notes due 20  , €      aggregate principal amount of      % senior notes due 20   and €      aggregate principal amount of      % senior notes due 20   (the “Euro Notes Offering”, and such senior notes, the “Euro Notes”). The Euro Notes Offering is only being made pursuant to a separate prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not, and should not be construed as, an offering of the Euro Notes or any other securities other than the notes offered hereby.
We expect to use the net proceeds from the Euro Notes Offering, together with the net proceeds from this offering, for general corporate purposes, including to repurchase shares of our common stock and for the redemption or repayment of indebtedness. See “Use of Proceeds.”
The consummation of this offering is not contingent upon the successful completion of the Euro Notes Offering. There can be no assurance that we will complete the Euro Notes Offering as described herein or at all.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Listing and Trading
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
Global Notes; Book-Entry System
The notes will be represented by one or more global notes. The global notes will be deposited with the trustee, as custodian for DTC.
Ownership of beneficial interests in the global notes will be shown on, and transfers of such interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including the depositaries for Clearstream or Euroclear.
The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. See “Description of Notes — Global Notes, Book-Entry Form.”
Governing Law
The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Material United States Federal Income Tax Consequences
For a discussion of material U.S. federal income tax consequences of the purchase, holding, and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”
Trustee, Registrar and Paying Agent
U.S. Bank Trust Company, National Association.
Risk Factors
Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” beginning on page S-5, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.

RISK FACTORS
Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.
The risks described in this prospectus supplement, the accompanying prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes. For a further discussion of the risks, uncertainties, and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by quarterly and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Relating to the Notes
The notes will be effectively subordinated to any secured indebtedness that we may incur.
The notes will be our general senior unsecured obligations and will rank equally in right of payment with all our other senior unsecured indebtedness, including our other outstanding series of senior unsecured notes and any borrowings under our revolving credit facility. The notes will be effectively subordinated, however, to any secured debt we incur to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, we had no secured indebtedness outstanding. Although the indenture governing the notes contains certain limitations on our ability to incur secured indebtedness, it nevertheless permits us to incur a significant amount of secured indebtedness.
In the event that we are declared bankrupt, become insolvent, or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our assets that secure secured debt only after all such secured debt has been repaid in full from the proceeds of such assets. In any of the foregoing circumstances, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.
We may incur additional indebtedness ranking equal to the notes.
The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit us or our subsidiaries from incurring additional indebtedness and other liabilities, paying dividends, or issuing securities or repurchasing securities issued by us or any of our subsidiaries. The incurrence of additional indebtedness could adversely affect our ability to pay our obligations on the notes. We anticipate that from time to time we will incur additional indebtedness in the future.
If we incur additional indebtedness that ranks equally in right of payment with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution, or other winding-up. This may have the effect of reducing the amount of proceeds paid to you.
The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The notes will be a senior unsecured obligation of Booking Holdings Inc. A significant portion of our assets consists of direct and indirect ownership interests in, and our business is conducted through, our subsidiaries. As a consequence, the notes will be structurally subordinated to existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans, or other payments. Our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from any such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise. As of March 31, 2026, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $17.5 billion.
The notes do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your notes.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange. An active trading market for the notes may never develop or, even if it develops, may not last, in which case the trading price of the notes could be adversely affected and your ability to transfer your notes will be limited. If an active trading market does develop, the notes may trade at prices lower than the offering price. The trading price of the notes will depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
our issuance of debt or preferred equity securities; and

•
our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice.
Ratings of the notes may change, which could affect the market price and marketability of the notes.
Our debt securities are subject to periodic review by one or more independent credit rating agencies, and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended, or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension, or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.
An increase in market interest rates could result in a decrease in the market value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.
Redemption prior to maturity may adversely affect your return on the notes.
Because the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the interest rate on your notes being redeemed. See “Description of Notes — Optional Redemption.”

USE OF PROCEEDS
We expect to receive net proceeds of approximately $      from the sale of the notes to the underwriters, after deducting the underwriting discount and other offering expenses payable by us. We intend to use the net proceeds of this offering, together with the net proceeds from the Euro Notes Offering, for general corporate purposes, including to repurchase shares of our common stock and for the redemption or repayment of indebtedness.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in the following summary under the subheading “— Certain Definitions.” For purposes of this description of notes, references to “Booking,” the “Company,” “we,” “our,” and “us” refer only to Booking Holdings Inc. and not to any of its subsidiaries.
Booking will issue the notes under an indenture, dated as of August 8, 2017 (the “indenture”), between itself and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The following description is a summary of the material provisions of the indenture and the notes. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as a holder of the notes. A copy of the indenture has been filed as an exhibit to our shelf registration statement on Form S-3 filed with the SEC on August 4, 2023. You may also request copies of the indenture at our address set forth under the heading “Where You Can Find More Information” in this prospectus supplement.
General; Ranking
•
The notes will bear interest from           , 2026 at a rate of    % per annum payable semi-annually in arrears on           and           of each year, beginning on           , 2026.

•
The notes will be our senior unsecured obligations, ranking:

•
equal in right of payment with any other senior unsecured indebtedness of ours, including our other outstanding series of senior unsecured notes and any borrowings under our revolving credit facility;

•
senior in right of payment to any future indebtedness of ours that is contractually subordinated to the notes;

•
structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries; and

•
effectively subordinated to any secured indebtedness of ours to the extent of the value of the assets securing such indebtedness.

•
The notes will be issued in registered form without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•
The notes will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

•
The notes will mature on           , 20   , unless earlier redeemed or repurchased by us.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. The notes will be structurally subordinated to the existing and future indebtedness and other liabilities and commitments (including trade payables) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary. As of March 31, 2026, the aggregate amount of liabilities of our consolidated subsidiaries, excluding intercompany liabilities, was approximately $17.5 billion, to which the notes would be effectively subordinated. See “Risk Factors — Risks Relating to the Notes — The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.” In the event of our bankruptcy, liquidation, reorganization, or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets, and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding. See “Risk Factors — Risks Relating to the Notes — The notes will be effectively subordinated to any secured indebtedness that we may incur.”
We may, without the consent of the holders, issue additional notes under the indenture in the future with the same terms (except for the issue date, price to public, and, if applicable, the initial interest payment date) and with the same CUSIP number as the notes in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. We may also from time to time repurchase the notes in tender offers, open market purchases, or negotiated transactions without prior notice to holders.
The registered holder of a note will be treated as the owner of it for all purposes.
Other than restrictions described under “— Certain Covenants” below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction, or similar restructuring involving us that could adversely affect holders.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
Payments on the Notes; Paying Agent and Registrar
We have initially designated U.S. Bank Trust Company, National Association as our paying agent, registrar and transfer agent where notes may be presented for payment. We may, however, change the paying agent or registrar without prior notice to the holders of the notes but with prior written notice to the trustee, and we may act as paying agent or registrar. If we issue notes in definitive form, interest on such notes will be payable (1) to holders holding an aggregate principal amount of notes of $1.0 million or less, by check mailed to the holders of those notes, and (2) to holders holding an aggregate principal amount of notes of more than $1.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account, which application shall remain in effect until the holder notifies the registrar, in writing, to the contrary.
We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.
Transfer and Exchange
A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and/or the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee, or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
Interest
The notes will bear interest at a rate of    % per annum from           , 2026, or from the most recent date to which interest has been paid or duly provided for. Interest on the notes will be payable semi-annually in arrears on      and      of each year, beginning           , 2026.
We will make each interest payment to the holders of record on the immediately preceding       and      , respectively.
Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, the maturity date, or any earlier repurchase date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on their Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus           basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Par Call Date” means           , 20   (the date that is      months prior to the maturity date of the notes).
“Treasury Rate” means, with respect to any redemption date for the notes, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate applicable to such redemption of notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and in accordance with the applicable procedures of the depositary. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Notice of any redemption will be sent electronically or, at our option, mailed (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date, except that a redemption notice may be delivered more than 60 days prior to the redemption date if such notice is issued in connection with legal or covenant defeasance of the Company’s obligations or a satisfaction and discharge of the indenture, or if the redemption date is delayed as provided for in the following paragraph. We may provide in any redemption notice that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another Person. We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the notes called for redemption.
Any redemption of notes or notice thereof may, at our discretion, be subject to the satisfaction (or waiver by us, in our sole discretion) of one or more conditions precedent. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in our sole determination, may not be) satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date so delayed.
No Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Certain Covenants
The indenture will contain covenants including, among others, the following:
Limitation on Liens
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien securing Indebtedness (the “Initial Lien”) on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the notes) are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may create, assume, incur, or guarantee Indebtedness secured by a Lien without equally and ratably securing the notes; provided that at the time of such creation, assumption, incurrence, or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently with any such creation, assumption, incurrence, or guarantee, the sum of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens other than Permitted Liens and (b) the Attributable Debt associated with all Sale/Leaseback Transactions of the Company and its Restricted Subsidiaries permitted by the last paragraph under “— Limitation on Sale/Leaseback Transactions” below, does not at such time exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of incurrence of the Lien, and (ii) $3.0 billion.
Any such Lien thereby created in favor of the notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange, or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.
Limitation on Sale/Leaseback Transactions
The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(1)
the Company or such Restricted Subsidiary would be entitled to create a Lien on such property securing the Attributable Debt associated with such Sale/Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described under “— Limitation on Liens”;

(2)
the net proceeds of the sale of the property to be leased are at least equal to such property’s fair market value, as determined by the Company’s board of directors, and the proceeds are applied within 365 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development, or acquisition of assets or to the repayment of any Indebtedness of the Company that ranks equally with the notes or any Indebtedness of one or more Restricted Subsidiaries; provided that the amount required to be applied to the repayment of any such Indebtedness pursuant to this clause (2) shall be reduced by the principal amount of any notes delivered within 365 days after such sale to the trustee for retirement and cancellation;

(3)
such transaction was entered into prior to the Issue Date;

(4)
such transaction involves a lease for not more than three years (or which may be terminated by the Company or a Restricted Subsidiary within a period of not more than three years);

(5)
such transaction was for the sale and lease between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company; or

(6)
such transaction involves a sale and lease of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Notwithstanding the restrictions outlined in the preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to enter into Sale/Leaseback Transactions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the aggregate amount of all Attributable Debt associated with Sale/Leaseback Transactions not otherwise permitted by the preceding paragraph that is outstanding at such time, together with the aggregate amount of all outstanding Indebtedness secured by Liens permitted under the second paragraph under “— Limitation on Liens” above, does not exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of the Company measured at the date of the Sale/Leaseback Transactions, and (ii) $3.0 billion.

Merger and Consolidation
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving, or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving, or transferee person, if not the Company, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture. Upon any such consolidation, merger, or transfer, the resulting, surviving, or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Events of Default
An “Event of Default” with respect to the notes is defined in the indenture as:
(1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)   default in the payment of principal of any note when due and payable at its stated maturity, upon acceleration, or otherwise;
(3)   failure by us to comply with our obligations under “— Certain Covenants — Merger and Consolidation”;
(4)   failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other covenants or agreements contained in the notes or indenture;
(5)   default by us or any majority owned subsidiary in the payment of the principal or interest on any mortgage, agreement, or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $100 million in the aggregate of the Company and/or any subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary; or
(6)   certain events of bankruptcy, insolvency, or reorganization (the “bankruptcy provisions”) of the Company or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date of the indenture.
If an Event of Default with respect to the notes occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by written notice to us and the trustee, may, and the trustee at the written request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. Upon an Event of Default arising out of the bankruptcy provisions, however, the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.
The holders of a majority in principal amount of the outstanding notes may waive an existing default (except with respect to nonpayment of principal or interest or certain other matters) and may rescind any acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability, or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy;

(3)
such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability, or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holder) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The indenture provides that in the event an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.
The indenture provides that if a default with respect to the notes occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.
Modification and Amendment
Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes of all series under the indenture then outstanding and affected by such amendment, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:
(1)   make any change to the percentage of principal amount of the notes the holders of which must consent to an amendment;
(2)   reduce the principal amount of, premium, or interest on, or extend the stated maturity or interest payment periods, of the notes;
(3)   make any note payable in money or securities other than as stated in such note;
(4)   impair the right to institute suit for the enforcement of any payment with respect to the notes; or
(5)   waive a default in payment of principal of, premium, if any, or interest on the notes or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture with respect to the notes to, among other things:
(1)   evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers, and sales of assets and the assumption by such successor of the covenants, agreements, and obligations in the indenture and in the notes;
(2)   surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions, or provisions for the protection of the holders of the notes as our board of directors will consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions, or provisions a default or an Event of Default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition, or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the notes to waive such default);
(3)   cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any note that may be defective or inconsistent with any other provision contained therein;
(4)   convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of the notes;
(5)   modify or amend the indenture in such a manner as to permit or maintain the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;
(6)   add guarantees with respect to the notes or to secure the notes;
(7)   make any change that does not adversely affect the rights of any holder in any material respect;
(8)   add to, change, or eliminate any of the provisions of the indenture with respect to the notes, so long as any such addition, change, or elimination not otherwise permitted under the indenture will (a) neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such note with respect to such provision, or (b) become effective only when there is no such note outstanding; or
(9)   evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee.
The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. The failure to give such notice to all the holders, or any defect in the notice, however, will not impair or affect the validity of the amendment. The principal amount of notes of any series issued under the indenture denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of original issuance of such notes, of the principal amount of such notes.
Satisfaction and Discharge of the Indenture
The indenture will generally cease to be of any further effect with respect to the notes if (a) we have delivered to the trustee for cancellation all notes (with certain limited exceptions), or (b) all notes not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such notes (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
Defeasance
We may terminate at any time all our obligations with respect to the notes and the indenture, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost, or stolen notes and to maintain a registrar and paying agent in respect of the notes. We may also terminate at any time our obligations with respect to the notes under the covenants described under “— Certain Covenants” and the operation of certain Events of Default, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
If we exercise our legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clause (3), clause (4), or clause (5) of the definition of “Event of Default.”
The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:
(1)
we irrevocably deposit in trust with the trustee cash or U.S. Government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and interest on the outstanding notes to maturity or the applicable redemption date;

(2)
such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) binding on us;

(3)
no default or Event of Default has occurred and is continuing either (a) on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (b) insofar as defaults arising out of the bankruptcy provisions are concerned, at any time during the period ending on the 91st day after the date of deposit;

(4)
in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee stating that:

a)
we have received from the U.S. Internal Revenue Service (the “IRS”) a letter ruling, or there has been published by the IRS a Revenue Ruling, or

b)
since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(5)
in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee to the effect that the beneficial owners of the notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6)
we deliver to the trustee an opinion of counsel to the effect that on the 91st day after the date of deposit, the trust funds deposited will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally;
(7)
we deliver to the trustee an officers’ certificate stating that the deposit was not made with the intent of preferring the holders of the notes over any other of our creditors or with the intent of defeating, hindering, delaying, or defrauding any other of our creditors; and

(8)
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance have been complied with as required by the indenture.

If we defease our obligations under the indenture, we will be released from our obligations under the provisions described under “— Certain Covenants.”
Reports
So long as any notes are outstanding, we will furnish to the trustee and the holders of the notes, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations, copies of our annual report and quarterly reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents, or reports have been filed via EDGAR.
Information Concerning the Trustee
We have appointed U.S. Bank Trust Company, National Association as the trustee under the indenture and as paying agent, registrar and transfer agent. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.
Governing Law
The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Certain Definitions
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the implicit interest factor determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates, and other items that do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:
(1)
the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2)
the Attributable Debt determined assuming no such termination.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its Subsidiaries, determined on a consolidated basis, after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount, and expense and other intangible assets, and (2) all current liabilities, in each case as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto pursuant to the Exchange Act by the Company prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:
(1)
statements and pronouncements of the Financial Accounting Standards Board;

(2)
such other statements by such other entity as approved by a significant segment of the accounting profession; and

(3)
the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Hedging Obligations” means:
(1)
interest rate swap agreements and other agreements designed to hedge or reduce the risk of interest rate fluctuations; and

(2)
agreements or arrangements designed to hedge or reduce the risk of fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any Person on any date of determination: the principal in respect of (A) indebtedness of such Person for money borrowed, including, without limitation, indebtedness for money borrowed evidenced by notes, debentures, bonds, or other similar instruments and (B) all guarantees in respect of such indebtedness of another Person (it being understood, however, that indebtedness for money borrowed shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business). For the avoidance of doubt, Hedging Obligations are not Indebtedness.
“Issue Date” means           , 2026, the date on which the notes are originally issued.
“Lien” means any mortgage or deed of trust, charge, pledge, lien, privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other similar encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease, or other title retention agreement); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Permitted Liens” means, with respect to any Person:
(1)
Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements, or additions to, property, plant, or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition, or commencement of full operation of the property subject to the Lien;

(2)
Liens existing on the Issue Date;

(3)
Liens on assets (including shares of Capital Stock) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);
(4)
Liens on assets at the time such Person or any of its Subsidiaries acquires the assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such assets); provided, however, that the Liens may not extend to any other categories of assets owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or to another Restricted Subsidiary of such Person;

(6)
Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(7)
Liens incurred to secure cash management services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)
Liens created to secure the notes and Liens in favor of the trustee granted in accordance with the indenture;

(9)
Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, including Liens or trade letters of credit in favor of any governmental entity, including the United States or any state, territory, or possession thereof (or the District of Columbia), or any department, agency, instrumentality, or political subdivision of any such entity, to secure partial, progress, advance, or other payments pursuant to any contract or statute;

(10)
Liens on the Capital Stock of a Subsidiary that is not a Restricted Subsidiary;

(11)
purported Liens evidenced by the filing of precautionary UCC financing statements; and

(12)
any extensions, renewals, or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees, premiums, or other costs associated with any such extension, renewal, or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any property of the Company or any of its Restricted Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any Subsidiary other than:
(1)
any Subsidiary primarily engaged in financing receivables or in the finance business; or

(2)
any Subsidiary that is not a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership, or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)
such Person;

(2)
such Person and one or more Subsidiaries of such Person; or

(3)
one or more Subsidiaries of such Person.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof.
Global Notes, Book-Entry Form
Except as set forth below, notes will be issued in registered, global form, without interest coupons, which we refer to as “Global Notes.” Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of ours or of the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof only if:
(1)
DTC notifies us that it is unwilling or unable to continue as depositary for such Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days after the date of such notice from DTC;

(2)
we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

(3)
an Event of Default has occurred and is continuing with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same-Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes (i) to holders having an aggregate principal amount of $1.0 million or less, by check mailed to such holder’s registered address or (ii) to holders having an aggregate principal amount of more than $1.0 million, by check mailed to such holder’s registered address or, upon application by a holder to the registrar not later than the relevant record date or in the case of payments of principal or premium, if any, not later than 15 days prior to the principal payment date, by wire transfer in immediately available funds to that holder’s account within the United States (subject to surrender of the Certificated Note in the case of payments of principal or premium), which application shall remain in effect until the holder notifies the registrar to the contrary in writing. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in

DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets for U.S. federal income tax purposes by persons who purchase the notes for cash pursuant to this offering at their initial offering price.
As used herein, a “U.S. Holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. Holder” means a beneficial owner of the notes (other than a partnership or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
This summary does not address U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:
•
a dealer in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
a tax-exempt organization;

•
an insurance company;

•
a person holding the notes as part of a hedging, integrated, conversion, or constructive sale transaction or a straddle for U.S. federal income tax purposes;

•
a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•
a person liable for alternative minimum tax;

•
a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor therein);

•
a U.S. Holder whose “functional currency” is not the U.S. dollar;

•
a “controlled foreign corporation”;

•
a “passive foreign investment company”;

•
a U.S. expatriate; or

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the

U.S. federal income tax consequences to you in light of your particular circumstances and does not address the U.S. federal gift or estate tax or the effects of any state, local, or non-U.S. tax laws. No ruling from the IRS has been or is expected to be sought with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the purchase, ownership, or disposition of the notes or that such position would not be sustained. If the IRS contests a conclusion set forth herein, no assurance can be given that an investor would ultimately prevail in a final determination by a court.
If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding the notes, you should consult your own tax advisors.
This summary is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of the notes and no opinion or representation with respect to U.S. federal income tax consequences to any holder or prospective holder is made.
If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the notes, as well as the consequences to you arising under any other tax law including the laws of any other taxing jurisdiction.
Material Tax Consequences to U.S. Holders
The following is a summary of material U.S. federal income tax consequences that will apply to U.S. Holders of the notes.
Payments of Stated Interest.   Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement, or Other Taxable Disposition of Notes.   Upon the sale, exchange, redemption, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be treated as interest income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for that note.
Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement, or other taxable disposition, you have held the note for more than one year. Capital gains of non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Additional Tax on Net Investment Income.   The “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts, or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. “Net investment income” generally includes, among other things, interest income on and capital gain from the disposition of securities like the notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the notes.
Material Tax Consequences to Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to non-U.S. Holders of the notes.
U.S. Federal Withholding Tax.   Subject to the discussion below regarding effectively connected income, FATCA, and backup withholding, interest paid on a note to a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption, provided that:

•
such interest is not effectively connected with your conduct of a trade or business in the United States;

•
you do not directly or indirectly (actually or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•
you are not a controlled foreign corporation that is related to us through stock ownership;

•
you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a U.S. person, or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, redemption, retirement, or other disposition of a note.
U.S. Federal Income Tax.   If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “— U.S. Federal Withholding Tax” are satisfied) in generally the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussion below regarding FATCA and backup withholding, any gain realized on the disposition of a note (excluding any amount allocable to accrued but unpaid interest) generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Proceeds from a disposition of a note that are accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.
Information Reporting and Backup Withholding
U.S. Holders.   In general, information reporting requirements will apply to certain payments of interest and principal paid on the notes and to the proceeds of the sale or other disposition (including a redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders.   Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person, and such withholding agent has received from you the required certification that you are not a U.S. person as described above in the fifth bullet point under “Material Tax Consequences to Non-U.S. Holders — U.S. Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a U.S. person (and the payor does not have actual knowledge or reason to know that you are a U.S. person), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA Withholding
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes paid to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” (as specifically defined in the Code) of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Material Tax Consequences to Non-U.S. Holders — U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

UNDERWRITING
Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and as the representatives of the underwriters named below. Subject to the terms and conditions in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.
Underwriters	Principal Amount
Citigroup Global Markets Inc.	$
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
BofA Securities, Inc.
HSBC Securities (USA) Inc.
Santander US Capital Markets LLC
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Standard Chartered Bank
ICBC Standard Bank Plc
Total	$
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulation Authority.
ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.
The underwriting agreement provides that the underwriters’ obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any notes are purchased by the underwriters, all of the notes must be purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in our condition or that of the financial markets, and that we deliver to the underwriters customary closing documents.
The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering.
	Per Note	Total
% Senior Notes due 20	%	$
The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to certain dealers at such price less a concession not in excess of       % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of      % of the principal

amount of the notes to certain other dealers. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
The expenses of the offering, not including the underwriting discount, are estimated to be approximately $      and are payable by us.
The notes will constitute a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. The underwriters are, however, under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors. In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, covering transactions, and stabilizing transactions. Over-allotment involves sales of the notes in excess of the principal amount of the notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.
We have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the issuer, for which they received or will receive customary fees and expenses.
Certain of the underwriters in this offering (or their affiliates) are also acting as underwriters in the Euro Notes Offering. Additionally, certain of the underwriters or their affiliates are agents and/or lenders under our credit facility and may hold some of our outstanding senior notes. As a result, to the extent we use any of the net proceeds from this offering to repay outstanding amounts thereunder, certain of the underwriters and/or their affiliates may receive a portion of the net proceeds from this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is also an affiliate of the trustee, registrar and paying agent.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or affiliates thereof may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect that the notes will be delivered against payment therefor on or about           , 2026, which will be the           business day following the date of pricing of the notes (this settlement cycle being referred to as “T+         ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+         , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day before the date of delivery should consult their own advisors.
Sales Outside the United States
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Each underwriter has represented and agreed that it has not offered, sold or delivered and it will not offer, sell, or deliver, directly or indirectly, any of the notes or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale, or delivery.
Prohibition of sales to EEA Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
•
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

•
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Prohibition of sales to UK Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”). Consequently, no key information document required by the UK PRIIPs Regulation or disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation or DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024, as applicable.

Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering, or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular, and (e) the Company and the representatives shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding, or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market, and the Dubai International Financial Centre governing the issue, offering, and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority, or the Dubai Financial Services Authority.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES
Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS
The financial statements of Booking Holdings Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.bookingholdings.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of this offering of the notes.
We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 18, 2026;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on April 28, 2026;

•
our Definitive Proxy Statement on Schedule 14A filed on April 21, 2026 (to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and

•
our Current Reports on Form 8-K filed on February 18, 2026 (with respect to Item 8.01 only), April 1, 2026 (with respect to Item 5.02 only), April 2, 2026 (Film No. 26833610) and April 2, 2026 (Film No. 26834363).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the Corporate Secretary, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.bookingholdings.com for copies of any such document. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
This prospectus supplement, the accompanying prospectus, and information incorporated by reference herein or therein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering of notes. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus, or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
BOOKING HOLDINGS INC.
Common Stock
Debt Securities
Preferred Stock
Warrants
Depositary Shares
Units

The securities covered by this prospectus may be sold from time to time by Booking Holdings Inc. When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price. You should carefully read this prospectus and the prospectus supplement or free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest in any of these securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “BKNG.”
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to purchasers or through a combination of such methods. See “Plan of Distribution” on page 20. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Prospectus Dated August 3, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution of the securities. The prospectus supplement may also add, update, or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and any other material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
In this prospectus, unless the context otherwise requires, the terms “Booking Holdings,” “we,” “our,” “us” and the “Company” refer to Booking Holdings Inc., a Delaware corporation whose shares of common stock are listed on The Nasdaq Global Select Market under the symbol “BKNG,” and its subsidiaries.
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Pursuant to this registration statement, we may offer, issue, and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and securities to be issued by them if we guarantee such securities.
We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

BOOKING HOLDINGS INC.
Our mission is to make it easier for everyone to experience the world. Our services empower people to cut through travel barriers like money, time, language, and overwhelming options, to easily and confidently get where they want to go, stay where they want to stay, dine where they want to dine, pay how they want to pay, and experience what they want to experience. We connect consumers making travel reservations with travel service providers around the world through our online platforms. We offer these services through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK, and OpenTable.
Our principal executive offices are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by us described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and any free writing prospectus, and the information incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and conditions and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, including the Risk Factors identified on page 3 of this prospectus and in the documents incorporated or deemed incorporated herein by reference. Therefore, actual results could differ materially from those expressed, implied, or forecast in any such forward-looking statements.
Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements:
•
adverse changes in market conditions for travel services;

•
the effects of competition;

•
our ability to manage growth and expand;

•
the adverse impact of COVID-19;

•
adverse changes in relationships with third parties on which we are dependent;

•
success of our marketing efforts;

•
our ability to respond to and keep up with the rapid pace of technological and market changes;

•
our ability to attract and retain qualified personnel;

•
changes in the presentation of travel search results and the auctions for search placement;

•
impacts of impairments and changes in accounting estimates;

•
risks related to information security and cyberattacks;

•
IT systems-related failures or security breaches;

•
tax, legal, and regulatory risks;

•
risks associated with the facilitation of payments;

•
fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies and jurisdictions;

•
changes in debt levels and stock price volatility; and

•
success of investments and acquisitions, including integration of acquired businesses.

Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. You should, however, carefully review the annual, quarterly, and other reports and documents we file with the SEC and that are incorporated by reference in this prospectus. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include future repayments of indebtedness, share repurchases, and corporate acquisitions, or for such other purposes as may be specified in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, as amended (our “certificate of incorporation”), which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Booking Holdings Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures (the “indenture”) between us and one or more trustees named in the prospectus supplement (the “trustee”). The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and is qualified by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of Booking Holdings Inc. and:
•
may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•
may be issued in one or more series with the same or various maturities;

•
may be issued at a price of 100% of their principal amount or at a premium or discount;

•
may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•
the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•
the price or prices of the debt securities of the series;

•
any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•
the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•
the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the currency or currencies in which debt securities of the series will be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

•
the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•
whether debt securities of the series are to be issued as securities in registered form or as securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

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if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for Booking Holdings Inc.’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness, or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) are applicable and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium, and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent, or registrar;

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the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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securities in bearer form;

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debt securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium, or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent, or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent, or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium, or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement. See “Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. The global security of a series shall also be exchangeable for individual debt securities of such series if an event of default with respect to such series of debt securities shall have happened and be continuing. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
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as securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

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as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

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as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees, may be subordinated (“subordinated debt securities”) to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:
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default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption, or otherwise;

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failure to pay interest on the debt securities of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;

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failure to comply with the obligations described under “— Merger and Consolidation” below;

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failure to comply for 60 days after notice with any of our other covenants or agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency, or reorganization affecting us.

A prospectus supplement may omit, modify, or add to the foregoing events of default.
A default described under the fourth bullet above will not constitute an event of default until the trustee or the holders of at least 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities of such series, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holder or holders have offered reasonable security and/or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request, and offer.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal, premium, if any, or accrued and unpaid interest with respect to any debt security of a series, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, the indenture or the debt securities may be amended with the consent of the holders of at least a majority in principal amount of the debt securities of all series under the indenture then outstanding and affected by such amendment, voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities). Without the consent of each holder of an outstanding debt security affected, however, no amendment may, among other things:
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make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

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reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security;

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make any debt security payable in money or securities other than that stated in such debt security;

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make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

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impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

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in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions; or

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waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers, and sales of all or substantially all of our assets and the assumption by such successor of the covenants, agreements, and obligations in the indenture and in the debt securities;

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to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities as our board of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions, or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition, or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

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to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of debt securities of any series;

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to modify or amend the indenture in such a manner as to permit or maintain the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

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to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium, or interest with respect to securities in bearer form, or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect the rights of any holder in any material respect;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change, or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

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to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

Merger and Consolidation
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving, or transferee person, if not Booking Holdings Inc., is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture; and (iii) the resulting, surviving or transferee person, if not Booking Holdings Inc., expressly assumes by supplemental indenture all of our obligations under the debt securities and the indenture. Upon any such consolidation, merger, or transfer, the resulting, surviving, or transferee person shall succeed to, and may exercise every right and power of, Booking Holdings Inc. under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (ii) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK
The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our certificate of incorporation relating to our preferred stock.
We currently have 150,000,000 authorized shares of preferred stock, par value $0.01 per share. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the other securities. As of August 3, 2023, we had no shares of preferred stock outstanding.
Pursuant to Delaware law and our certificate of incorporation, our board of directors has the authority to provide by resolution for the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, the number of shares constituting any series, and the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock. Our board of directors, in approving the issuance of a series of preferred stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
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the number of shares constituting such series;

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the designation of such series;

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the voting powers, if any, of the shares of such series; and

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the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series.

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to an investment in the preferred stock.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those warrants will be described in the prospectus supplement relating to those warrants. Accordingly, for a description of the terms of a particular issue of warrants, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares, or units offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the securities purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (and whether such price may be payable in cash, securities, or other property) and the number of shares of common stock, preferred stock, depositary shares, or units purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations applicable to an investment in such warrants;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description.
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We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

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The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption, and liquidation rights.

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The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS
The following description of the terms of the units sets forth certain general terms and provisions of the units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those units will be described in the prospectus supplement relating to those units. Accordingly, for a description of the terms of a particular issue of units, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units.
If we issue units, we will provide in a prospectus supplement the following terms of the units being issued:
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the title of any series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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information with respect to any book-entry procedures;

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a discussion of any material U.S. federal income tax considerations applicable to an investment in the units or any constituent security;

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whether we will apply to have the units traded on a securities exchange or securities quotation system; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
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through agents;

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to or through underwriters;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through brokers or dealers;

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directly by us to purchasers, including through a specific bidding, auction, or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

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ordinary brokerage transactions; or

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transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or pursuant to Rule 144 under, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements of the Company incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including Booking Holdings Inc., that file electronically with the SEC at http://www.sec.gov. Our SEC filings are also available at our website at http://www.bookingholdings.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.
We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.
We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023;

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our Current Reports on Form 8-K filed on January 13, 2023, February 23, 2023 (Film No. 23659978), February 23, 2023 (Film No. 23659522) April 11, 2023, April 24, 2023, May 4, 2023, May 12, 2023, May 19, 2023, June 7, 2023 and July 5, 2023; and

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the description of our common stock contained in the registration statement on Form 8-A filed on March 18, 1999 under Section 12(g) of the Exchange Act, as amended or supplemented by any subsequent filings on Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854, telephone: 203-299-8000, or you may visit our website at http://www.bookingholdings.com for copies of any such document.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Booking Holdings Inc.
$       % Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan
BNP PARIBAS	BofA Securities	HSBC	Santander
TD Securities	US Bancorp	Standard Chartered Bank
Co-Manager
ICBC Standard Bank
           , 2026